Filed Pursuant to Rule 424(b)(3)
Registration No. 333-276677

Prospectus

3,100,823 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 3,100,823 shares (the “Shares”) of common stock, par value $0.0001 per share, of Shattuck Labs, Inc. (“Shattuck,” “we,” “our” or the “Company”), a Delaware corporation, which Shares are issuable upon the exercise of 3,100,823 pre-funded warrants with a per share exercise price equal to $0.0001 (the “Pre-Funded Warrants”). The Pre-Funded Warrants were acquired by the Selling Stockholders pursuant to a securities purchase agreement by and among the Company and the Selling Stockholders, dated December 21, 2023 (the “Purchase Agreement”). We are registering the resale of the Shares covered by this prospectus as required by a registration rights agreement by and among the Company and the Selling Stockholders, dated December 21, 2023 (the “Registration Rights Agreement”).

We will not receive any of the proceeds from sales by the Selling Stockholders of the Shares. Upon any exercise of the Pre-Funded Warrants by payment of cash, however, we will receive the nominal cash exercise price paid by the holders of the Pre-Funded Warrants. We intend to use those proceeds, if any, for general corporate purposes.

The Selling Stockholders may sell or otherwise dispose of the Shares covered by this prospectus in a number of different ways and at varying prices. However, our registration of the Shares does not mean that the Selling Stockholders will offer or sell any of the Shares. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares covered by this prospectus in the section entitled “Plan of Distribution” on page 10. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC”).

Our common stock is listed on The Nasdaq Global Select Market under the symbol “STTK.” On January 23, 2024, the last reported sale price of our common stock on The Nasdaq Global Select Market was $9.52 per share.

Investing in our securities involves a high degree of risk. Before making any investment in our securities, you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under the shelf registration process, the Selling Stockholders may, from time to time, offer and sell the Shares described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time.

This prospectus provides you with a general description of the Shares the Selling Stockholders may offer. Each time the Selling Stockholders sell our Shares using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of Shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in shares of our common stock. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for more information.

Neither we nor the Selling Stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the Selling Stockholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any prospectus supplement or any sale of Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts contained in this prospectus, including statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans or intentions relating to acquisitions, business trends and other information referred to in the section entitled “Risk Factors” in this prospectus and the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports, which is incorporated by reference herein, are forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan,” “anticipate,” “target, “forecast” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are not historical facts and reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus and incorporated by reference herein. Such risks, uncertainties and other important factors include, among others, the following risks, uncertainties and factors:

•	the timing of the initiation, progress, and expected results of our nonclinical studies, our clinical trials, and our research and development programs;

•	our ability to enroll patients in our clinical trials;

•	the costs related to our nonclinical studies, our clinical trials and our research and development programs, and the impact of inflationary pressures on such costs;

•	our ability to retain the continued service of our key executives and to identify, hire, and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, nonclinical studies and clinical trials;

•	the timing or likelihood of regulatory filings and approvals;

•	the commercialization of our product candidates, if approved;

•	our ability and the potential to successfully manufacture and supply our product candidates for clinical trials and for commercial use, if approved;

•	the pricing, coverage, and reimbursement of our product candidates, if approved;

•	the implementation of our business model, strategic plans for our business, and product candidates;

•

the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platforms, including our ARC® product candidates and other product candidates, and the defense of such intellectual property rights;

•

our potential need to obtain additional licenses of third-party technology that may not be available to us or are available only on commercially unreasonable terms, and which may cause us to operate our business in a more costly or otherwise adverse manner that was not anticipated;

•	our ability to enter into strategic arrangements and/or collaborations and to realize the potential benefits of such arrangements;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our estimates regarding the market opportunity for our product candidates, if approved;

•	our estimates regarding expenses, capital requirements, and needs for additional financing and our ability to obtain additional capital;

•	our financial performance;

•	developments relating to our competitors and our industry, including competing product candidates and therapies; and

•	other risks and uncertainties, including those listed or incorporated by reference in “Risk Factors.”

There may be other factors that may cause our actual results to differ materially from the forward-looking statements, including factors disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any accompanying prospectus supplement, information incorporated by reference herein or therein, and any related free-writing prospectus. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. All forward-looking statements contained in this prospectus are made as of the date of hereof and we undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

PROSPECTUS SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. You should carefully read this entire prospectus, including any information incorporated by reference, which are described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” herein. In particular, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in this prospectus as well as those contained in the other documents incorporated by reference herein.

Company Overview

We are an innovative clinical-stage biotechnology company pioneering the development of dual-sided fusion proteins as an entirely new class of biologic medicine. We have created a novel approach to immune modulation by designing biologics with structural characteristics that may not be achievable by existing therapeutic modalities, including monoclonal or bispecific antibodies. Compounds derived from our proprietary Agonist Redirected Checkpoint (“ARC®”) platform simultaneously inhibit checkpoint molecules and activate costimulatory molecules with a single therapeutic.

Corporate Information

We were incorporated in 2016 in the State of Delaware. Our principal executive offices are located at 500 W. 5th Street, Suite 1200, Austin, TX 78701 and our telephone number is (512) 900-4690. Our website is www.shattucklabs.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein.

THE OFFERING

Pursuant to this prospectus, the Selling Stockholders are offering on a resale basis an aggregate of 3,100,823 Shares, all of which are issuable upon the exercise of the Pre-Funded Warrants held by the Selling Stockholders and issued pursuant to the Purchase Agreement.

Shares offered by the Selling Stockholders	3,100,823 shares of common stock issuable upon the exercise of Pre-Funded Warrants.

Use of proceeds	We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. Upon any exercise of the Pre-Funded Warrants by payment of cash, however, we will receive the nominal cash exercise price paid by the holders of the Pre-Funded Warrants. See “Use of Proceeds” on page 7 of this prospectus.

Risk factors	You should read the “Risk Factors” section of this prospectus and our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq Global Select Market symbol	“STTK.”

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Shares offered hereby are issuable upon the exercise of the Pre-Funded Warrants. Upon any exercise of such Pre-Funded Warrants for cash, however, we will receive the nominal cash exercise price paid by the holders of the Pre-Funded Warrants. We intend to use those proceeds, if any, for general corporate purposes.

SELLING STOCKHOLDERS

This prospectus covers the possible resale by the Selling Stockholders identified in the table below of up to 3,100,823 Shares issuable upon the exercise of the Pre-Funded Warrants. The Selling Stockholders may sell some, all or none of the Shares. We do not know how long the Selling Stockholders will hold the Pre-Funded Warrants, whether the Selling Stockholders will exercise the Pre-Funded Warrants, and upon such exercise, how long the Selling Stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares.

We have entered into the Registration Rights Agreement with the Selling Stockholders party thereto pursuant to which, among other things, we have provided them with certain registration rights and agreed to pay certain expenses and indemnify them from certain liabilities in connection with this offering. For more information, see our Current Report on Form 8-K filed with the SEC on December 22, 2023.

The following table presents information regarding the Selling Stockholders and the Shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders, and reflects its holdings as of December 26, 2023, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the Selling Stockholders have sole or shared voting power or investment power as well as any shares that the Selling Stockholders have the right to acquire within 60 days after the date of this table, including the Shares. To our knowledge and subject to applicable community property rules, the Selling Stockholders named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. The percentage of shares beneficially owned after the offering is based on 50,346,318 shares of our common stock actually outstanding as of December 26, 2023, and assumes the exercise in full of all Pre-Funded Warrants owned by the Selling Stockholders. We cannot advise as to whether the Selling Stockholders will in fact sell any or all of such Shares. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Under the terms of the Pre-Funded Warrants held by the Selling Stockholders, a Selling Stockholder may not exercise its Pre-Funded Warrants to the extent such exercise would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% (the “Beneficial Ownership Limitation”) of our then-outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Pre-Funded Warrants that have not been exercised. By written notice to the Company, the Selling Stockholders may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage not in excess of 19.99% specified in such notice; provided, that any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered us. The number of shares listed as beneficially owned by the Selling Stockholders in the table below do not reflect the Beneficial Ownership Limitation.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Selling Stockholder	Number of Shares	Percentage of Total Outstanding Common Stock	Number of Shares to be Sold in the Offering	Number of Shares	Percentage of Total Outstanding Common Stock
Entities Affiliated with Redmile Group LLC(1)	8,765,715	17.4%	3,100,823	5,664,892	11.3%

(1)

Consists of (i) 583,995 shares of common stock held by Redmile Capital Fund, L.P.; (ii) 829,744 shares of common stock held by Redmile Capital Offshore Master Fund, Ltd.; (iii) 46,923 shares of common stock held by Redmile Capital Offshore Fund (ERISA), Ltd.; (iv) 374,149 shares of common stock held by Redmile Capital Offshore II Master Fund, Ltd.; (v) 374,546 shares of common stock and a Pre-Funded Warrant to purchase 1,233,414 shares of common stock held by Redmile Strategic Long Only Trading Sub, Ltd.; (vi) 485,259 shares of common stock and a Pre-Funded Warrant to purchase 316,997 shares of common stock held by Redmile Strategic Trading Sub, Ltd.; (vii) 2,178,738 shares of common stock and a Pre-Funded Warrant to purchase 1,550,412 shares of common stock held by Redmile Biopharma Investments II, L.P.; (viii) 670,795 shares of common stock held by RedCo I, L.P.; (ix) 75,765 shares of common stock held by Map 20 Segregated Portfolio, a segregated portfolio of LMA SPC (the foregoing entities in (i) through (ix), collectively, the “Redmile Funds”); and (x) options to purchase 44,978 shares of common stock, exercisable within 60 days of the date of this prospectus, granted to Mike Lee, a managing director of Redmile Group, LLC (“Redmile”) and member of our board of directors. The Pre-Funded Warrants are subject to a Beneficial Ownership Limitation of 9.99%, which does not permit the Selling Stockholders to exercise that portion of the Pre-Funded Warrants that would result in the Selling Stockholders and their affiliates owning, after exercise, a number of shares of common stock in excess of the Beneficial Ownership Limitation. The amounts and percentages in the table do not give effect to the 9.99% Beneficial Ownership Limitation. Redmile is the investment manager/adviser to the Redmile Funds and, in such capacity, exercises voting and investment power over all of the shares held by the Redmile Funds and may be deemed to be the beneficial owner of these shares. Pursuant to the policies of Redmile, Mike Lee holds his stock options as a nominee on behalf, and for the sole benefit, of Redmile and has assigned all economic, pecuniary and voting rights in respect of the stock options to Redmile. Jeremy C. Green serves as the managing member of Redmile and may be deemed to be the beneficial owner of these shares. Redmile and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of the Redmile Funds is c/o Redmile Group, LLC, One Letterman Drive, Suite D3-300, San Francisco, CA 94129.

PLAN OF DISTRIBUTION

We are registering the Shares issued to the Selling Stockholders to permit the resale of these Shares by the holders of the Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares. We will, or will procure to, bear all fees and expenses incident to our obligation to register the Shares.

The Selling Stockholders may sell all or a portion of the Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. As used in this prospectus, “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. If the Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions or distributions in kind for no consideration. The Selling Stockholders may use any one or more of the following methods when selling Shares:

•	distributions to members, partners, stockholders or other equityholders of the Selling Stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per Share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise; or

•	a combination of any such methods of sale; and any other method permitted pursuant to applicable law.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. If the Selling Stockholders effect such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

In connection with sales of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Shares short and if such short sale shall take place after the date that this registration statement is declared effective by the Commission, the Selling Stockholders may deliver Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Shares to broker-dealers that in turn may sell such Shares, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the Selling Stockholders have been advised that they may not use Shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer or agents participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each Selling Stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such the Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Shares may not be sold unless such Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We will pay all expenses of the registration of the Shares pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreements, or we may be entitled to contribution.

LEGAL MATTERS

Certain legal matters relating to the issuance of the Shares offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.

EXPERTS

The financial statements of Shattuck Labs, Inc. as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. We also maintain a website at www.shattucklabs.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•

Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February  23, 2023 (and any portions of our Definitive Proxy Statement on Schedule 14A filed on April 6, 2023 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 9, 2023, August 10, 2023 and November 9, 2023, respectively;

•	Current Report on Form 8-K filed with the SEC on May 24, 2023, December 21, 2023 and December 22, 2023; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 5, 2020, including any amendments or reports filed for the purposes of updating this description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this prospectus, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this prospectus is a part has been withdrawn.

Under no circumstances will any information filed under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing, calling or emailing us at the contact information set forth below. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information that differs from that contained in this prospectus. Accordingly, neither we nor the Selling Stockholders take any responsibility for any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Shattuck Labs, Inc.

500 W. 5th Street, Suite 1200

Austin, TX 78701

(512) 900-4690

Shattuck Labs, Inc.

3,100,823 Shares of Common Stock

PROSPECTUS

January 31, 2024